UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 21, 2006
Date of Report (Date of earliest event reported)

Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331
(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

770-767-4500
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2006, Matria Healthcare, Inc. (“Matria”), Diabetes Acquisition, Inc. (“Diabetes Acquisition”), a wholly owned subsidiary of Matria, OPG Groep N.V. and OPG Groep N.V.’s wholly-owned subsidiary, OPG Holding GmbH (the “Purchaser”), entered into a definitive Sale and Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchaser will purchase from Matria and Diabetes Acquisition all of the outstanding shares of Matria Holding GmbH. Matria Holding GmbH is a wholly-owned subsidiary of Matria and Diabetes Acquisition and the direct parent of Dia Real and eu-medical. As consideration for the transaction, the Purchaser will pay Matria approximately $33 million in cash, subject to adjustments as set forth in the Purchase Agreement.

The obligations of the parties to consummate the transactions contemplated by the Purchase Agreement are subject to certain conditions, including German merger control clearance. The parties have made customary representations, warranties and covenants in the Purchase Agreement. Subject to certain specified limitations, Matria and Diabetes Acquisition are obligated to indemnify the Purchaser against certain losses related to the indemnifying parties’ breaches of representations and warranties contained in, or obligations under, the Purchase Agreement. The transaction is expected to close on or about October 31, 2006.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. A copy of the press release announcing the transaction is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 21, 2006, the Board of Directors of the Company elected Myldred H. Mangum, age 58, as a Class III Director of the Corporation for a term expiring in 2007 or until her successor is elected and qualified. Ms. Mangum will replace Donald W. Weber. Mr. Weber, age 69, served on the Board of Directors of the Company for six years and as Chairman of the Audit Committee of the Board since July 2002. With the Company’s announced achievement of the last step in its strategy to become a “pure play” in the disease management sector through the sale of its German operations, Mr. Weber made the decision to retire from the Board to have more time to enjoy his retirement years. Joseph G. Bleser was elected to succeed Mr. Weber as Chairman of the Audit Committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

2.1 Sale and Purchase Agreement dated September 22, 2006, by and among Matria Healthcare, Inc., Diabetes Acquisition, Inc., OPG Holding GmbH and OPG Groep N.V.
              99.1 Press Release, dated September 25, 2006.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.

By:  /s/ Parker H. Petit
Parker H. Petit
                                                                                                                Chairman and Chief Executive Officer

Dated: September 27, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Sale and Purchase Agreement dated September 22, 2006, by and among Matria Healthcare, Inc., Diabetes Acquisition, Inc., OPG Holding GmbH and OPG Groep N.V.

99.1	Press Release, dated September 25, 2006.